English Translation
Exhibit 10.10
Form of Loan Agreement
     THIS BORROWING AGREEMENT (“THIS AGREEMENT”) is made and entered into by the parties below in Hangzhou, PRC on December 24, 2009:
(1)	Hangzhou Dianneng Technologies Co., Ltd. (the “Lender”), a company organized and existing under the laws of the People’s Republic of China (“PRC”), with its address at Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou;

(2)	A
     The Lender and the Borrower are hereinafter individually referred to as a “Party” and collectively as the “Parties”.
     WHEREAS,
1.	The Borrower holds the B equity interests (“Borrower’s Equity”) of Hangzhou Fanyi Technologies Co., Ltd. (“Borrower Company”). Borrower Company is a limited liability company registered in Hanghzou, PRC. Borrower Company’s registered capital is RMB 1 million. Borrower Company carries on the businesses stated within the business scope of its business license (“Main Businesses”) in accordance with law; and

2.	The Lender plans to provide the Borrower with a loan to be used for the purpose of specified herein.
     NOW, THEREFORE, the Parties, after friendly negotiations, hereby enter into this Agreement, upon the terms and subject to the conditions as set forth below:
1.	Borrowing
1.1	Subject to the terms of this Agreement, the Lender agrees to provide to the Borrower a loan of RMB C in equivalent value (the “Loan”). The term of the Loan is ten years after the signing date of this Agreement and may be extended with the mutual consent of the Parties. Within the loan term or any extension thereof, the Borrower must immediately repay the Loan in advance if:
1.1.1	The Loan is due and payable 30 days after the Borrower receives from the Lender the written notice of repayment;

1.1.2	The Borrower dies, loses the capacity for civil conduct or becomes a person with a limited capacity for civil conduct;

1.1.3	The Borrower ceases to hold a position in the Lender, Borrower Company or its affiliate for any reason;

1.1.4	The Borrower is engaged or involved in any crime;

1.1.5	Any third party makes a claim for compensation exceeding RMB 100,000; or

1.1.6	In accordance with applicable PRC laws, a foreign company is permitted to act as the controlling shareholder or sole owner of a company in China to carry on value-added telecommunications business and/or other business approved by the Lender. The relevant PRC authority commences the examination and approval of this business and the Lender decides to exercise the exclusive purchase option it is entitled to under the Exclusive Purchase Option Agreement (the “Exclusive Purchase Option Agreement”) as stated herein.
1.2	The Lender agrees to remit the Loan in whole to the account designated by the Borrower within 20 days after receiving from the Borrower the written notice about use of the Loan, subject to the fulfillment of all the conditions precedent as set forth in Article 2. The Borrower shall issue to the Lender the receipt confirmation on the date of receiving the Loan. The Loan provided by the Lender hereunder shall only be applied to the Borrower, other than its successor or assign.

1.3	The Borrower agrees to accept the Loan provided by the Lender and hereby agrees and guarantees that the Loan will be used for financing to Borrower Company in order to develop Borrower Company’s business. Except with the prior written consent of the Lender, the Borrower shall not use the Loan for any other purpose than as specified herein.

1.4	The Lender and the Borrower hereby agree and acknowledge that the Loan shall be repaid by the Borrower in the Lender’s discretion as follows: in accordance with the Lender’s right to purchase the Borrower’s Equity under the Exclusive Purchase Option, the Borrower transfers all the Borrower’s Equity to the Lender or its designee (legal person or natural person).

1.5	The Lender and the Borrower hereby agree and acknowledge that any and all proceeds obtained by the Borrower from transfer of the Borrower’s Equity (to the extent permitted) shall be used by the Borrower to repay the Loan due to the Lender hereunder, in the manner specified by the Lender.

1.6	The Lender and the Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, the Lender is entitled (but not obliged) to purchase or designate another person (legal person or natural person) to, at any time, purchase all or part of the Borrower’s Equity at the Purchase Price as set out in the Exclusive Purchase Option Agreement.

1.7	The Borrower shall sign an irrevocable Power of Attorney (the “Power of Attorney”) to grant all the rights available to it as Borrower Company’s shareholder to the Lender or a legal person or natural person designated by the Lender.

1.8	When the Borrower transfers the Borrower’s Equity to the Lender or its designee, if the transfer price is equal to or lower than the principal of the Loan hereunder, then the Loan hereunder shall be an interest-free loan. But if the transfer price is higher than the principal of the Loan hereunder, the portion in excess of the principal shall be deemed as the interest accrued on the Loan hereunder and paid by the Borrower to the Lender.

2.	Conditions Precedent for the Loan
Subject to the fulfillment of all the following conditions or the waiver thereof by the Lender in writing, the Lender shall be obliged to provide the Loan to the Borrower under 1.1.
2.1	The Lender receives on time the drawing notice duly executed by the Borrower under Article 1.2.

2.2	Borrower Company and the Lender or the person (legal person or individual) designated by the Lender have duly entered into the definitive Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”). According to this agreement, to the extent permitted by the PRC laws, the Lender or its designee will, as an exclusive service provider, provide technical services and business consulting services to Borrower Company.

2.3	The Borrower, Borrower Company and the Lender or the person (legal person or individual) designated by the Lender have duly entered into the definitive Equity Pledge Agreement (“Equity Pledge Agreement”), pursuant to which the Borrower agrees to pledge all the Borrower’s Equity to the Lender or its designee.

2.4	The Borrower, the Lender and Borrower Company have duly entered into the definitive Exclusive Purchase Option Agreement, pursuant to which, to the extent permitted by PRC laws, the Borrower shall irrevocably grant to the Lender an exclusive option to purchase all the Borrower’s Equity.

2.5	The Borrower has entered into the irrevocable Power of Attorney to grant all the rights available to it as Borrower Company’s shareholder to the Lender or a person (legal person or natural person) designated by the Lender.

2.6	The Equity Pledge Agreement, Power of Attorney, Exclusive Purchase Option Agreement and Exclusive Business Cooperation Agreement are or have been signed on or prior to the signing date of this Agreement and have full legal effect, there are no defaults or preclusions under any such agreement and all the filing procedures, approvals, authorizations, registrations and government proceedings in connection therewith have been obtained or completed (if necessary).

2.7	The representations and warranties made by the Borrower under Article 3.2 are true, complete, correct and not misleading.

2.8	The Borrower has not violated any of its undertakings under Article 4 and there is no actual or threatened event that may affect the Borrower’s ability of performing the obligations hereunder.
3.	Representations and Warranties
3.1	The Lender hereby represents and warrants to the Borrower that, from the execution date of this Agreement until this Agreement terminates:
3.1.1	The Lender is a limited liability company organized and validly existing under the PRC laws,

3.1.2	The Lender has the authority to execute and perform this Agreement. The execution and performance by the Lender of this Agreement comply with the business scope, articles of association or other organizational documents of the Lender and the Lender has obtained all requisite and proper approvals and authorizations with respect to the execution and performance of this Agreement; and

3.1.3	Once executed, this Agreement shall constitute a legal and valid obligation, enforceable against the Lender in accordance with its provisions.
3.2	The Borrower represents and warrants that, from the execution date of this Agreement until this Agreement terminates:
3.2.1	The Borrower has the authority to execute and perform this Agreement has obtained all requisite and proper approvals and authorizations in connection with the execution and performance of this Agreement;

3.2.2	Once executed, this Agreement shall constitute a legal and valid obligation, enforceable against the Borrower in accordance with its provisions; and

3.2.3	There are no disputes, litigations, arbitrations, administrative proceedings or other legal proceedings actual or threatened against the Borrower.
4.	Undertakings by the Borrower
4.1	Within the term of this Agreement, the Borrower irrevocably undertakes that it will, in the capacity of Borrower Company’s shareholder, cause Borrower Company to:
4.1.1	Fully comply with the provisions of Exclusive Purchase Option Agreement and Exclusive Business Cooperation Agreement not do or omit to be done any act that affects the validity and enforceability thereof.

4.1.2	At the request of the Lender (or its designee), enter into the business cooperation contract/agreement with the Lender (or its designee) in time and guarantee the strict performance of any such contract/agreement;

4.1.3	At the request of the Lender, provide the Lender with all the information on its operations and financial conditions;

4.1.4	Inform promptly the Lender A of any actual or threatened litigation, arbitration or administrative proceedings in connection with its assets, business and income;

4.1.5	At the request of the Lender, appoint any person nominated by the Lender as the director of Borrower Company.
4.2	The Borrower undertakes that within the term of this Agreement, it shall:
4.2.1	Try its best to cause Borrower Company to continue to carry on the Main Businesses;

4.2.2	Fully comply with the provisions of this Agreement, Power of Attorney, Equity Pledge Agreement and Exclusive Purchase Option Agreement, perform all its obligations hereunder and thereunder and not do or omit to be done any act that affects the validity and enforceability hereof and thereof.

4.2.3	Except as provided in the Equity Pledge Agreement, not sell, transfer, mortgage or otherwise dispose of the legal or beneficial interest over, or cause any other security interest to be created on, the Borrower’s Equity;

4.2.4	Cause the shareholders’ meeting and/or board of directors of Borrower Company not to approve the sale, transfer, mortgage or other disposal of the legal or beneficial interest over, or the creation of any other security interest on, the Borrower’s Equity without the Lender’s prior written consent, other than to the Lender or its designee;

4.2.5	Cause the shareholders’ meeting or board of directors of Borrower Company not to approve Borrower Company to undertake any merger, consolidation, acquisition or investment with or in any person without the Lender’s prior written consent;

4.2.6	Promptly inform the Lender of any litigation, arbitration or administrative proceedings actual or threatened against the Borrower’s Equity;

4.2.7	Execute all such documents, do all such acts and put forth all such claims or make all such defenses against compensations as are necessary or desirable for it to maintain the ownership over the Borrower’s Equity;

4.2.8	Without the Lender’s prior written consent, not do, or omit to be done, any act that is likely to have a material effect upon Borrower Company’s assets, business and liability;

4.2.9	At the request of the Lender, appoint any person nominated by the Lender;

4.2.10	To the extent permitted by the PRC laws, at the request of the Lender, promptly transfer the Borrower’s Equity unconditionally at any time to the Lender or its designee and cause Borrower Company’s other shareholders to waive their preemptive right to purchase such transferred equity;

4.2.11	To the extent permitted by the PRC laws, at the request of the Lender, cause Borrower Company’s other shareholders to promptly transfer all their equity in Borrower Company unconditionally at any time to the Lender or its designee and waive its preemptive right to purchase such transferred equity;

4.2.12	If the Lender purchases the Borrower’s Equity from the Borrower pursuant to the provisions of the Exclusive Purchase Option Agreement, first use the total purchase price received to repay the loan due to the Lender; and

4.2.13	Without the Lender’s prior written consent, not supplement, amend or modify its articles of association in any way, or increase or decrease its registered capital, or to change its capital structure by any means.
5.	Defaulting Liabilities
5.1	In the event that either Party breaches the provisions of this Agreement and as a result thereof, this Agreement cannot be performed in whole or in part, the breaching Party B shall bear the defaulting liabilities and compensate the losses thus incurred by the other Party (including litigation costs and lawyer’s costs arising therefrom). If the Parties breach the provisions of this Agreement, they shall bear their respective liabilities depending on the actual situation.

5.2	In the event that the Borrower fails to perform its repayment obligation within the term set out herein, it shall pay an overdue interest of 0.01% of the amount due but unpaid per delayed day until the Borrower has repaid and paid all the loan principal, overdue interest and other sums.
6.	Notices
6.1	All notices or other communications required to be made or sent under or pursuant to this Agreement shall be delivered to the addressee at its address below by hand delivery, registered mail (postage prepaid), commercial courier service or fax. Each notice shall also be served by email. Any such notice shall be deemed duly served:

6.1.1	if delivered by hand delivery, courier service or registered mail (postage prepaid), on the giving date.

6.1.2	if sent by fax, on the date of successful transmission (evidenced by the automatically generated transmission confirmation).
6.2	For the purpose of notices, the addresses of the Parties are as follows:

Lender: Hangzhou Dianneng Technologies Co., Ltd.

Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou

Attention.: Song Tao

Tel.: 0571-87750978

Fax: 0571-87758616

D

6.3	Any Party may at any time give a notice to the other Party according to the provisions of this Article to modify its address receiving notices.
7.	Confidentiality

The Parties agree and acknowledge that any and all oral or written information exchanged between them in respect of this Agreement is deemed confidential information. Each Party shall keep confidential all such information and not disclose any confidential information to any third party without the prior written consent of the other Party, but the above confidentiality obligation shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the receiving party); (b) is disclosed under requirement of applicable laws or regulations; or (c) is disclosed by any Party to its legal or financial consultants in respect of the transactions contemplated by this Agreement, who shall agree to be bound by the confidentiality obligation similar to that as stated herein. Any breach of the above confidentiality obligation by any of the personnel of any Party or of the institutions engaged by such Party shall be deemed as a breach hereof by such Party, and such Party shall bear the defaulting liability hereunder. The provisions of this Article shall survive the termination of this Agreement for whatever reason.

8.	Applicable Law and Dispute Resolution
8.1	The formation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of disputes arising in connection with this Agreement shall be governed by the PRC laws.

8.2	Any dispute arising in connection with the interpretation and performance of this Agreement shall first be resolved by the Parties by amicable consultation. If the Parties have failed to resolve their dispute within 30 days after a Party notifies the other Party in writing of its intention to resolve such dispute by consultation, any Party may refer their dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration proceedings shall be Beijing and the language to be used in the arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

8.3	When any dispute arises in connection with the interpretation and performance of this Agreement or any dispute is under arbitration, the Parties shall continue to exercise their other rights hereunder and perform their other obligations hereunder except for the matters in that dispute.
9.	Miscellaneous
9.1	This Agreement shall become effective upon signing by the Parties until the Parties have fully performed their respective obligations hereunder.

9.2	This Agreement is written in Chinese in duplicate, with each of the Lender and the Borrower retaining one copy. Both copies have the same effect.

9.3	Amendments and supplements may be made by a written instrument duly executed by the Parties. The amendment agreements and/or supplementary agreements entered into by the Parties with respect to this Agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

9.4	If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect under any applicable laws or regulations, the validity, legality and enforceability of the remaining provisions contained herein shall not in any respect be affected or impaired thereby. The Parties shall in such an instance negotiate in good faith and try to replace the invalid, illegal or unenforceable provision(s) with valid provision(s), the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s), to the maximum extent permitted by law.

9.5	The annexes hereto (if any) are made an integral part of this Agreement and have the same legal effect as this Agreement.
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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.
Lender: Hangzhou Dianneng Technologies Co., Ltd.

By:	/s/ Song Tao
Name:	Song Tao
Title:	Legal representative

E
Signature Page

Annex

A	B	C	D	E
Song Tao (the “Borrower”), a citizen of the People’s Republic of China (“PRC”), ID card number: , with his address at No.398 Wensan Road, Xihu District, Hangzhou	75%	750,000	Borrower: Song Tao Address: No.398 Wensan Road, Xihu District, Hangzhou Tel.: 0571-28029618	Borrower: Song Tao Signature: /s/ Song Tao

Yang Tao (the “Borrower”), a citizen of the People’s Republic of China (“PRC”), ID card number: , with his address at 7 North Flat House, Building No. 28, No.55, Ande Road, Dongcheng District, Beijing	25%	250,000	Borrower: Yang Tao Address: 7 North Flat House, Building No. 28, No.55, Ande Road, Dongcheng District, Beijing, Tel.: 010-84475668	Borrower: Yang Tao Signature: /s/ Yang Tao

Signature Page